UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 30, 2015

General Steel Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-33717	41-2079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 2, Building G, No. 2A Chen Jia Lin, Ba Li Zhuang, Chaoyang District, Beijing, China 100025
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:		+ 86 (10) 85723073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; OFFICERS. ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

Amendment No. 5 to 2008 Equity Incentive Plan

On December 30, 2015, at the annual meeting of the stockholders (the “Stockholders”) of General Steel Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2014 (the “Annual Meeting”), the Stockholders approved Amendment No. 5 (“Amendment No. 5”) to the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of the Company’s common stock reserved for issuance thereunder to 2,000,000.

The descriptions of the Plan and Amendment No. 5 are qualified in their entirety by reference to the Plan and Amendment No. 5, copies of which are included as Appendix A and Appendix F, respectively, to the Company’s Definitive Proxy Statement, filed with the United States Securities and Exchange Commission on December 14, 2015 (the “Proxy Statement”), and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 30, 2015, the Company held its Annual Meeting. The following matters were considered at the Meeting and the voting results for each of the proposals are set forth below:

Proposal 1.           The five nominees to the Board of Directors of the Company were each elected based upon the following votes and to serve until the annual meeting of stockholders to be held in 2016 and until their respective successors are duly elected and qualified:

Director Nominee	Common Stock Votes For	Series A Preferred Stock Votes For(1)	Votes Withheld	Broker Non-Votes
Zuosheng Yu	9,713,604	7,113,169	24,140	-
John Chen	9,680,689	7,113,169	57,055
Angela He	9,591,435	7,113,169	146,309	-
Zhongkui Cao	9,591,498	7,113,169	146,246	-
James Hu	9,592,818	7,113,169	144,926	-

Proposal 2.           The appointment of Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015, was ratified based upon the following votes:

Common Stock Votes For	Series A Preferred Stock Votes For(1)	Votes Against	Abstentions
9,723,647	7,113,169	13,164	933

Proposal 3.           The amendment to the Company’s 2008 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 2,000,000, was approved and ratified based upon the following votes:

Common Stock Votes For	Series A Preferred Stock Votes For(1)	Votes Against	Abstentions	Broker Non-Votes
9,623,351	7,113,169	82,386	32,007	-

Proposal 4.           The compensation of the Company’s Named Executive Officers was approved on a non-binding advisory vote based upon the following votes:

Common Stock Votes For	Series A Preferred Stock Votes For(1)	Votes Against	Abstentions	Broker Non-Votes
9,628,810	7,113,169	82,167	26,767	-

(1) As of the close of business on December 8, 2015, the record date for the Meeting, the Company had 16,597,395 shares (excluding 494,462 shares of treasury stock) of common stock, $0.001 par value per share (“Common Stock”), issued and outstanding, and 3,092,899 shares of Series A Preferred Stock, $0.001 par value per share (“Series A Preferred Stock,” and together with the Common Stock, “Voting Stock”), issued and outstanding. The 3,092,899 shares of Series A Preferred Stock have aggregate voting rights equal to thirty percent (30%) of the Company’s total voting stock, and, with respect to the Meeting and the vote tallies above, such voting rights represented the Common Stock equivalent of 7,113,169 votes.

ITEM 8.01 OTHER EVENTS.

On December 31, 2015, the Company issued a press release announcing the results of the shareholder votes at the Annual Meeting discussed above. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued on December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL STEEL HOLDINGS, INC.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: December 31, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued on December 31, 2015